SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 5, 2011

WASHINGTON REAL ESTATE INVESTMENT TRUST

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-6622	53-0261100
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852

(Address of Principal Executive Office) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (301) 984-9400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Washington Real Estate Investment Trust (“WRIT”) has entered into five separate purchase and sale agreements with AP AG Portfolio, LLC. The five agreements, taken together, are expected to effectuate the sale of WRIT’s entire industrial portfolio and two office assets encompassing in total approximately 3.1 million square feet. The sales prices under the five agreements aggregate to $350,000,000.

The assets to be sold consist of 16 industrial assets along with the Crescent and Albemarle office buildings. As noted above, the dispositions will consist of five independent transactions, each of which will close pursuant to a separate purchase and sale agreement. Projected closing dates are September 1, 2011 (three transactions totaling $235,760,443), October 3, 2011 (one transaction totaling $44,554,233), and November 1, 2011 (one transaction totaling $69,685,324). The deposits under the five agreements aggregate to $20,000,000.

The properties, purchase prices and projected closing dates under each of the purchase and sale agreements are as follows:

Purchase and Sale Agreement #1 ($51,674,074; closing expected on or about September 1, 2011):

1.	8880 Gorman Road
2.	Dulles South IV
3.	Fullerton Business Center
4.	Hampton Overlook
5.	Alban Business Center

Purchase and Sale Agreement #2 ($51,667,308; closing expected on or about September 1, 2011):

1.	Pickett Industrial Park
2.	Northern Virginia Industrial Park I

Purchase and Sale Agreement #3 ($132,419,061; closing expected on or about September 1, 2011):

1.	Albemarle Point
2.	270 Technology Park I
3.	270 Technology Park II
4.	The Crescent
5.	Fullerton Industrial Center
6.	Sully Square
7.	9950 Business Parkway
8.	Hampton South Phase I
9.	Hampton South Phase II
10.	8900 Telegraph Road

Purchase and Sale Agreement #4 ($44,554,233; closing expected on or about October 3, 2011):

1.	Northern Virginia Industrial Park II

Purchase and Sale Agreement #5 ($69,685,324; closing expected on or about November 1, 2011):

1.	6100 Colombia Park Road
2.	Dulles Business Park I
3.	Dulles Business Park II

The foregoing description of the purchase and sale agreements does not purport to be complete and is qualified in its entirety by reference to the purchase and sale agreements, copies of which are filed as Exhibits 10.37 to 10.41 hereto and are incorporated herein by reference. The purchase and sale agreements are subject to closing conditions and other terms and conditions customary for real estate transactions. The purchase and sale agreements contain representations and warranties the parties thereto made to and solely for the benefit of each other, and such representations and warranties should not be relied upon by any other person. The assertions embodied in those representations and warranties were made solely for the purposes of the purchase and sale agreements and are subject to important qualifications and limitations agreed to by and between the WRIT and the other parties thereto in connection with negotiating the purchase and sale agreements. Accordingly, security holders should not rely on the representations and warranties as accurate or complete or characterizations of the actual state of facts as of any specified date because such representations and warranties are modified in important part by the underlying disclosure schedules, are subject to a contractual standard of materiality different from that generally applicable to security holders and were used only for the purposes of conducting certain limited due diligence inquiries and allocating risks and not for establishing all material facts with respect to the matters addressed.

ITEM 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

10.37	Purchase and Sale Agreement, dated as of August 5, 2011, for 8880 Gorman Road, Dulles South IV, Fullerton Business Center, Hampton Overlook and Alban Business Center.

10.38	Purchase and Sale Agreement, dated as of August 5, 2011, for Pickett Industrial Park and Northern Virginia Industrial Park I.

10.39	Purchase and Sale Agreement, dated as of August 5, 2011, for Albemarle Point, 270 Technology Park I, 270 Technology Park II, The Crescent, Fullerton Industrial Center, Sully Square, 9950 Business Parkway, Hampton South Phase I, Hampton South Phase II and 8900 Telegraph Road.

10.40	Purchase and Sale Agreement, dated as of August 5, 2011, for Northern Virginia Industrial Park II.

10.41	Purchase and Sale Agreement, dated as of August 5, 2011, for 6100 Colombia Park Road, Dulles Business Park I and Dulles Business Park II.

99.1	Press release issued August 8, 2011 regarding the contracts to sell the Industrial Portfolio.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASHINGTON REAL ESTATE INVESTMENT TRUST

By:	/s/ Laura M. Franklin
Laura M. Franklin Executive Vice President Accounting, Administration and Corporate Secretary

Date: August 9, 2011